CERTIFICATION PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

I, Robert L. Lee, certify that:

     1. I have reviewed this amended annual report on Form 10-KSB of Empyrean Holdings, Inc. for the year ended December 31, 2004;

     2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this amended annual report;

<r>     3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant small business issuer as of, and for, the periods presented in this amended annual report. </r>

<r>     4. The registrant's small business issuer's other certifying offering officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e)14 and 15d-15(d)4) and internal control over financial reportg (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant small business issuer and we have: </r>

<r>a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrantsmall business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this amended annual report is being prepared; </r>

<r>b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external puposes in accordance with generally accepted accounting principals;</r>

<r>c)evaluated the effectiveness of the registrant's small business issuer's disclosure controls and procedures as of a date within 90 days prior to the filing date of this amended annual report (the "Evaluation Date"); and c) and presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report, based on our evaluation as of the Evaluation Date; and</r>

<r>d)Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and</r>

<r>     5. The registrant's small business issuer's other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's small business issuer's auditors and the audit committee of registrant's small business issuer' board of directors (or persons performing the equivalent function): </r>

<r>a) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to could adversely affect the registrant's small business issuer's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controlsinformation; and </r>

<r>b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's small business issuer's internal control over financial reporting.s; and </r>

<r>     6. The registrant's other certifying officers and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses. </r>

Date:   July 8, 2005

/s/ Robert L. Lee
Robert L. Lee
President and Chief Financial Officer